UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2008

RINO International Corporation
(Exact name of Registrant as specified in charter)

Nevada	0 - 52549	41 - 1508112
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

11 Youquan Road, Zhanqian Street, Jinzhou District, Dalian,
People’s Republic of China 116100

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (011)-86-411-87661222

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act(17CFR230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, including, in particular, future sales, product demand, the market for our products in the People’s Republic of China and elsewhere, competition, exchange rate fluctuations and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

You are advised to consult any additional disclosures we make in our reports on Form 10-KSB, Form 10-K, Form 10-QSB, Form 10-Q, Form 8-K, or their successors.

Item 4.01	Change in Registrant’s Independent Accountants

Previous Independent Public Accountants

On April 29, 2008, our board of directors approved our dismissal of Jimmy C.H. Cheung & Co., CPAs (“Cheung”) as our independent accountants. Cheung had been serving as the Company’s independent accountants since October 5, 2007.

Cheung’s audit opinions on the Company’s financial statements for the fiscal years ended December 31, 2005, December 31, 2006 and December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the periods when Cheung served as our independent public accountant and through the date of its discontinuance as our independent public accountant, we have had no disagreements with Cheung on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Cheung, would have caused it to make reference to the subject matter of such disagreements in its report on our financial statements for such periods.

During the periods when Cheung served as our independent public accountant and through the date of its discontinuance as our independent public accountant, there were no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K adopted by the SEC.

The Company has provided Cheung with a copy of the disclosures set forth in this Current Report on Form 8-K before its filing with the SEC. We have requested that CPA furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements, and, if not, stating the respects in which it does not agree (the “Former Accountant Statement”). The Company has requested that Cheung furnish it with the Former Accountant Statement within ten (10) business days after the date of this Report, so that such Former Accountant Statement can be filed with the SEC. A copy of the Former Accountant Statement, dated July 3, 2008, is filed herewith as Exhibit 16.1.

New Independent Public Accountants

On April 29, 2008, our audit committee and our board of directors approved our engagement Moore Stephens Wurth Frazer and Torbet, LLP (“Moore”) as our new independent accountant. During the three most recent fiscal years and through the date of our engagement, the Company did not consult with Moore regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (2) any matter that was the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(v)).

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is filed with this Current Report

16.1	Letter from Jimmy C. H. Cheung & Co.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2008

RINO INTERNATIONAL CORPORATION

By:	/s/ Bruce Richardson
Bruce Richardson,
Chief Financial Officer